Exhibit (4)(c)

PROCTER & GAMBLE INTERNATIONAL FUNDING SCA,
as Issuer
and
THE PROCTER & GAMBLE COMPANY,
as Guarantor
TO
THE BANK OF NEW YORK TRUST COMPANY, N.A.,
as Trustee

Indenture
Dated as of July 6, 2007

PROCTER & GAMBLE INTERNATIONAL FUNDING SCA
AND
THE PROCTER & GAMBLE COMPANY
Certain Sections of this Indenture relating to
Sections 310 through 318, inclusive, of the
Trust Indenture Act of 1939

Trust Indenture
Act Sections	Indenture Sections
§ 310(a)(1)	609
(a)(2)	609
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(b)	608
610
§ 311(a)	613
(b)	613
§ 312(a)	701
702(a)
(b)	702(b)
(c)	702(c)
§ 313(a)	703(a)
(b)	703(a)
(c)	703(a)
(d)	703(b)
§ 314(a)	704
(a)(4)	101
1007
(b)	Not Applicable
(c)(1)	102
(c)(2)	102
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	102
§ 315(a)	601
(b)	602
(c)	601
(d)	601
(e)	514
§ 316(a)	101
(a)(1)(A)	502
512
(a)(1)(B)	513
(a)(2)	Not Applicable
(b)	508
(c)	104(c)
§ 317(a)(1)	503
(a)(2)	504
(b)	1003
§ 318(a)	107

Note:	This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

	Paying Agent	6
	Person	6
	Place of Payment	6
	Predecessor Security	6
	Principal Domestic Manufacturing Property	6
	QIBs	6
	rate of exchange	6
	Redemption Date	7
	Redemption Price	7
	Regular Record Date	7
	Regulation S	7
	Regulation S Book-Entry Security	7
	Regulation S Certificate	7
	Regulation S Security; Regulation S Securities	7
	Restricted Period	7
	Restrictive Legend	7
	Rule 144A	7
	Rule 144A Book-Entry Security	7
	Rule 144A Certificate	7
	Rule 144A Security; Rule 144A Securities	7
	Securities	7
	Securities Act	7
	Security Register	7
	Special Record Date	7
	Stated Maturity	7
	Subsidiary	8
	Trustee	8
	Trust Indenture Act	8
	U.S. Government Obligations	8
	Vice President	8
SECTION 102.	Compliance Certificates and Opinions	8
SECTION 103.	Form of Documents Delivered to Trustee	9
SECTION 104.	Acts of Holders; Record Dates	9
SECTION 105.	Notices, Etc., to Trustee and Company	10
SECTION 106.	Notice of Holders; Waiver	11
SECTION 107.	Conflict with Trust Indenture Act	11
SECTION 108.	Effect of Headings and Table of Contents	11
SECTION 109.	Successors and Assigns	12
SECTION 110.	Separability Clause	12
SECTION 111.	Benefits of Indenture	12
SECTION 112.	Governing Law	12
SECTION 113.	Legal Holidays	12

ARTICLE TWO
SECURITY FORMS

SECTION 201.	Forms Generally	12

ARTICLE SIX
THE TRUSTEE

SECTION 601.	Certain Duties and Responsibilities	42
SECTION 602.	Notice of Defaults	43
SECTION 603.	Certain Rights of Trustee	43
SECTION 604.	Not Responsible for Recitals or Issuance of Securities	44
SECTION 605.	May Hold Securities	44
SECTION 606.	Money Held in Trust	44
SECTION 607.	Compensation and Reimbursement	44
SECTION 608.	Disqualification; Conflicting Interests	45
SECTION 609.	Corporate Trust Required; Eligibility	45
SECTION 610.	Resignation and Removal; Appointment of Successor	45
SECTION 611.	Acceptance of Appointment by Successor	46
SECTION 612.	Merger, Conversion, Consolidation or Succession to Business	47
SECTION 613.	Preferential Collection of Claims Against Company and Guarantor	48
SECTION 614.	Appointment of Authenticating Agent	48

ARTICLE SEVEN
HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 701.	Company to Furnish Trustee Names and Addresses of Holders	50
SECTION 702.	Preservation of Information; Communications to Holders	50
SECTION 703.	Reports by Trustee	50
SECTION 704.	Reports by Company and the Guarantor	51

ARTICLE EIGHT
CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 801.	Company May Consolidate, Etc. Only on Certain Terms	51
SECTION 802.	Successor Substituted	52

ARTICLE NINE
SUPPLEMENTAL INDENTURES

SECTION 901.	Supplemental Indentures Without Consent of Holders	52
SECTION 902.	Supplemental Indentures with Consent of Holders	53
SECTION 903.	Execution of Supplemental Indentures	54
SECTION 904.	Effect of Supplemental Indentures	54
SECTION 905.	Conformity with Trust Indenture Act	54
SECTION 906.	References in Securities to Supplemental Indentures	54

ARTICLE TEN
COVENANTS

SECTION 1001.	Payment of Principal, Premium and Interest	55
SECTION 1002.	Maintenance of Office or Agency	55
SECTION 1003.	Money for Securities Payments to Be Held in Trust	55

SECTION 1004.	Limitation on Liens	56
SECTION 1005.	Limitation on Sales and Leasebacks	57
SECTION 1006.	Defeasance of Certain Obligations	58
SECTION 1007.	Statement by Officers as to Default	59
SECTION 1008.	Waiver of Certain Covenants	59
SECTION 1009.	Business Activities	60

ARTICLE ELEVEN
GUARANTEE

SECTION 1101.	Guarantee	60
SECTION 1102.	Consolidation, Merger, Conveyance, Transfer or Lease	62
SECTION 1103.	Successor Substituted	63
SECTION 1104.	No Waiver	63
SECTION 1105.	Modification	63
SECTION 1106.	Non-Impairment	63
SECTION 1107.	Limitation on Guarantor Liability	63

ARTICLE TWELVE
REDEMPTION OF SECURITIES

SECTION 1201.	Applicability of Article	64
SECTION 1202.	Election to Redeem; Notice to Trustee	64
SECTION 1203.	Selection by Trustee of Securities to Be Redeemed	64
SECTION 1204.	Notice of Redemption	65
SECTION 1205.	Deposit of Redemption Price	65
SECTION 1206.	Securities Payable on Redemption Date	65
SECTION 1207.	Securities Redeemed in Part	66

ARTICLE THIRTEEN
SINKING FUNDS

SECTION 1301.	Applicability of Article	66
SECTION 1302.	Satisfaction of Sinking Fund Payments with Securities	66
SECTION 1303.	Redemption of Securities for Sinking Fund	67

ARTICLE FOURTEEN
MISCELLANEOUS

SECTION 1401.	Submission to Jurisdiction; Appointment of Agent	67

Exhibit A — Form of Certificate (transfers pursuant to Regulation S)
Exhibit B — Form of Certificate (transfers pursuant to Rule 144A)

     INDENTURE, dated as of July 6, 2007, among PROCTER & GAMBLE INTERNATIONAL FUNDING SCA, a société en commandite par actions duly organized and existing under the laws of the Grand Duchy of Luxembourg (herein called the “Company”), having its registered office at 26 Boulevard Royal L-2449 Luxembourg, registered with the Luxembourg trade and companies register under number B 114 825, THE PROCTER & GAMBLE COMPANY, a corporation duly organized and existing under the laws of the State of Ohio (hereinafter called the “Guarantor”), having its principal address at One Procter & Gamble Plaza, Cincinnati, Ohio 45202, and THE BANK OF NEW YORK TRUST COMPANY, N.A., a national banking association, existing under the laws of the United States of America, having its principal corporate office at Global Corporate Trust, 2 North LaSalle Street, Suite 1020, Chicago, IL 60602, as Trustee (herein called the “Trustee”).
RECITALS
     The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness (herein called the “Securities”), to be issued in one or more series as in this Indenture provided.
     The Guarantor has duly authorized the execution and delivery of this Indenture to provide for the Guarantee (as defined herein) of the Securities to be issued by the Company under this Indenture.
     All things necessary to make this Indenture a valid agreement of the Company and the Guarantor, in accordance with its terms, have been done.
     NOW, THEREFORE, THIS INDENTURE WITNESSETH:
     For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of series thereof, as follows:
ARTICLE ONE
DEFINITIONS AND OTHER PROVISIONS
OF GENERAL APPLICATION
SECTION 101. Definitions.
     For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:
     (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;
     (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

     (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation; and
     (4) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.
     Certain terms used principally in Article Six, are defined in that Article.
     “Act”, when used with respect to any Holder, has the meaning specified is Section 104.
     “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     “Agent Member” has the meaning specified in Section 305(b)(iii).
     “Applicable Procedures” has the meaning specified in Section 305(b)(iii).
     “Attributable Debt” means, as to any particular lease under which any Person is at the time liable, at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the remaining term thereof, discounted from the respective due dates thereof to such date at the rate of 10% per annum compounded annually. The net amount of rent required to be paid under any such lease for any such period shall be the amount of the rent payable by the lessee with respect to such period, after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.
     “Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 614 to act on behalf of the Trustee to authenticate Securities of one or more series.
     “Board of Directors” means either the board of managers of the sole general partner of the Company or the board of directors of the Guarantor, as the case may be, or any duly authorized committee of such board.
     “Board Resolution” means a copy of a resolution certified by a Manager of the general partner of the Company or by the Secretary or Assistant Secretary of the Guarantor, as the case may be, to have been duly adopted by the Board of Directors of the Company or the Guarantor,

as the case may be, and to be in full force and effect on the date of such certification, and delivered to the Trustee.
     “Book-Entry Security” means a Security bearing the legend specified in Section 204 evidencing all or part of a series of Securities, authenticated and delivered to the Depository for such series or its nominee, and registered in the name of such Depository or nominee.
     “Business Day”, when used with respect to any Place of Payment, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment are authorized or obligated by law or executive order to close, or as such term is otherwise specified with respect to a series of Securities.
     “Commission” means the United States Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, amended (the “Exchange Act”), or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.
     “Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.
     “Company Request” or “Company Order” means a written request or order signed in the name of the Company by any two Managers of the general partner of the Company, and delivered to the Trustee.
     “Consolidated Net Tangible Assets” means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities (excluding any thereof constituting Funded Debt by reason of being renewable or extendible) and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent balance sheet of the Guarantor and its consolidated subsidiaries and computed in accordance with generally accepted accounting principles.
     “Corporate Trust Office” means the office of the Trustee in New York at which at any particular time its corporate trust business shall be administered, which as of the date of this Indenture is-the address of the Trustee set forth in Section 105.
     “corporation” means a corporation, association, company, joint-stock company or business trust.
     “Debt” has the meaning specified in Section 1004.
     “Defaulted Interest” has the meaning specified in Section 307.
     “Depository” means, with respect to the Securities of any series issuable or issued in whole or in part in the form of one or more Book-Entry Securities, the Person designated as Depository by the Company pursuant to Section 301 which must be a clearing agency registered under the Exchange Act, and if at any time there is more than one such Person, “Depository” shall mean the Depository with respect to the Securities of that series.
     “Domestic Subsidiary” means a Subsidiary of the Guarantor except (i) the Company and (ii) a Subsidiary (a) which neither transacts any substantial portion of its business nor regularly maintains any substantial portion of its fixed assets within the States of the United States, or (b) which is engaged primarily in financing the operations of the Guarantor or its Subsidiaries, or both, outside the States of the United States.
     “Event of Default” has the meaning specified in Section 501.
     “Funded Debt” means all indebtedness for money borrowed having a maturity of more than 12 months from the date as of which the amount thereof is to be determined or having a maturity of less than 12 months but by its terms being renewable or extendible beyond 12 months from such date at the option of the borrower.
     “Guarantee” means the guarantee of the Company’s obligations under the Securities of any applicable series by the Guarantor under this Indenture.
     “Guaranteed Obligations” has the meaning specified in Section 1101(a).
     “Guarantor” means the Person named as the “Guarantor” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Guarantor” shall mean such successor Person.
     “Holder” means a Person in whose name a Security is registered in the Security Register.
     “Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument, and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively. The term “Indenture” shall also include the terms of particular series of Securities established as contemplated by Section 301.
     “interest”, when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity.
     “Interest Payment Date”, when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.
     “Judgment Currency” has the meaning specified in Section 1401(e).
     “Law” has the meaning specified in Section 112.
     “Maturity”, when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.
     “Mortgage” or “Mortgages” has the meaning specified in Section 1004.
     “Officers’ Certificate” means a certificate signed by (i) any two Managers of the general partner of the Company or (ii) the Chairman of the Board, a Vice Chairman of the Board, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Guarantor, as the case may be, and delivered to the Trustee.
     “Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Company or the Guarantor, and who shall be reasonably acceptable to the Trustee.
     “Original Issue Discount Security” means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502.
     “Outstanding”, when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:
     (ii) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;
     (iii) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company or the Guarantor) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities in accordance with Section 401; provided, that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;
     (iv) Securities for whose payment or redemption money or U.S. Government Obligations in the necessary amount has been theretofore deposited with the Trustee (or another trustee satisfying the requirements of Section 609) in trust for the Holders of such Securities in accordance with Section 403; and
     (v) Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;
provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, (i) the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof pursuant to Section 502, (ii) the principal amount of a Security denominated in one or more foreign currencies or currency units shall be the U.S. dollar equivalent, determined in the manner provided as contemplated by Section 301 on the date of original issuance of such Security, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent on the date of original issuance of such Security of the amount determined as provided in (i) above) of such Security, and (iii) Securities owned by the Company, the Guarantor or any other obligor upon the Securities or any Affiliate of the Company, the Guarantor or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company, the Guarantor or any other obligor upon the Securities or any Affiliate of the Company, the Guarantor or of such other obligor.
     “Paying Agent” means any Person authorized by the Company to pay the principal of or any premium or interest on any Securities on behalf of the Company.
     “Person” means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.
     “Place of Payment”, when used with respect to the Securities of any series, means the place or places where the principal of and any premium and interest on the Securities of that series are payable as specified as contemplated by Section 301.
     “Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.
     “Principal Domestic Manufacturing Property” means any building, structure or other facility, together with the land upon which it is erected and fixtures comprising a part thereof, used primarily for manufacturing or processing and located in the United States, owned or leased by the Guarantor or any Subsidiary of the Guarantor, the gross book value (without deduction of any depreciation reserves) of which on the date as of which the determination is being made exceeds 3/4 of 1% of Consolidated Net Tangible Assets, other than any such building, structure or other facility or portion thereof (i) which is a pollution control or other facility financed by obligations issued by a State or local governmental unit pursuant to Section 103(b)(4)(E), 103(b)(4)(F) or 103(b)(6) of the Internal Revenue Code of 1954, or any successor provision thereof, or (ii) which, in the opinion of the Board of Directors of the Guarantor, is not of material importance to the total business conducted by the Guarantor and its Subsidiaries as an entirety.
     “QIBs” has the meaning specified in Section 305(b)(i).
     “rate of exchange” has the meaning specified in Section 1401(e).

     “Redemption Date”, when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.
     “Redemption Price”, when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.
     “Regular Record Date” for the interest payable on any Interest Payment Date on the Securities of any series means the date specified for that purpose as contemplated by Section 301.
     “Regulation S” has the meaning specified in Section 305(b)(i).
     “Regulation S Book-Entry Security” has the meaning specified in Section 305(b)(i)(B).
     “Regulation S Certificate” has the meaning specified in Section 305(b)(iii).
     “Regulation S Security” and “Regulation S Securities” have the meaning specified in Section 305(b)(i)(B).
     “Restricted Period” has the meaning specified in Section 305(b)(iv).
     “Restrictive Legend” has the meaning specified in Section 305(b)(ii).
     “Rule 144A” has the meaning specified in Section 305(b)(i).
     “Rule 144A Book-Entry Security” has the meaning specified in Section 305(b)(i)(A).
     “Rule 144A Certificate” has the meaning specified in Section 305(b)(iv).
     “Rule 144A Security” and “Rule 144A Securities” have the meaning specified in Section 305(b)(i)(A).
     “Securities” has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.
     “Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.
     “Security Register” and “Security Registrar” have the respective meanings specified in Section 305.
     “Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.
     “Stated Maturity”, when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

     “Subsidiary” means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Guarantor or by one or more other Subsidiaries, or by the Guarantor and one or more other Subsidiaries. For the purposes of this definition, “voting stock” means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.
     “Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.
     “Trust Indenture Act” means the Trust Indenture Act of 1939 as in force at the date as of which this Indenture was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.
     “U.S. Government Obligations” means securities which are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not .callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.
     “Vice President”, when used with respect to the Guarantor or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president”.
SECTION 102. Compliance Certificates and Opinions.
     Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers’ Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirements set forth in this Indenture.

     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include
     (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;
     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.
SECTION 103. Form of Documents Delivered to Trustee.
     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
     Any certificate or opinion of a manager of the general partner of the Company or of an officer of the Guarantor, as the case may be, may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such manager or officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, a manager or managers of the general partner of the Company or of an officer or officers of the Guarantor, as the case may be, stating that the information with respect to such factual matters is in the possession of the Company or the Guarantor, as the case may be, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.
     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
SECTION 104. Acts of Holders; Record Dates.
     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company or the Guarantor. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee, the Company and the Guarantor, if made in the manner provided in this Section.
     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.
     (c) The Company may, in the circumstances permitted by the Trust Indenture Act, fix any day as the record date for the purpose of determining the Holders of Securities of any series entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders of Securities of such series. If not set by the Company prior to the first solicitation of a Holder of Securities of such series made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 701) prior to such first solicitation or vote, as the case may be. With regard to any record date for action to be taken by the Holders of one or more series of Securities, only the Holders of Securities of such series on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.
     (d) The ownership of Securities shall be proved by the Security Register.
     (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Company or the Guarantor in reliance thereon, whether or not notation of such action is made upon such Security.
SECTION 105. Notices, Etc., to Trustee and Company.
     Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

     (1) the Trustee by any Holder or by the Company or the Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office at 2 North LaSalle Street, Suite 1020, Chicago, IL 60602, Attention: Global Corporate Trust, or
     (2) the Company or the Guarantor, as the case may be, by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company or the Guarantor, as the case may be, addressed to it at the address of its registered office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company or the Guarantor, as the case may be.
SECTION 106. Notice of Holders; Waiver.
     Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
     In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.
SECTION 107. Conflict with Trust Indenture Act.
     If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the Trust Indenture Act provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.
SECTION 108. Effect of Headings and Table of Contents.
     The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 109. Successors and Assigns.
     All covenants and agreements in this Indenture by the Company and the Guarantor shall bind their respective successors and assigns, whether so expressed or not.
SECTION 110. Separability Clause.
     In case any provision in this Indenture or in the Securities or in any Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
SECTION 111. Benefits of Indenture.
     Nothing in this Indenture or in the Securities or any Guarantee, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.
SECTION 112. Governing Law.
     This Indenture, the Securities and any Guarantee shall be governed by and construed in accordance with the laws of the State of New York. The Company expressly decides to derogate from the provisions of articles 86 to 94-8 of the law of August 10, 1915 on commercial companies as amended (the “Law”) in accordance with the provision of article 95 of the Law.
SECTION 113. Legal Holidays.
     In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Securities (other than a provision of the Securities of any series which specifically states that such provision shall apply in lieu of this Section)) payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.
ARTICLE TWO
SECURITY FORMS
SECTION 201. Forms Generally.
     The Securities of each series shall be substantially the form set forth in this Article, or in such other form as shall be established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities. If the form of Securities of any series is established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by a Manager of the general partner of the Company and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 303 for the authentication and delivery of such Securities.
     The definitive Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the managers executing such Securities, as evidenced by their execution of such Securities.
SECTION 202. Form of Face of Security.
     [if the Security is an Original Issue Discount Security, insert—FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THIS SECURITY IS ___% OF ITS PRINCIPAL AMOUNT, THE ISSUE DATE IS                     , 20___[,] [AND] THE YIELD TO MATURITY IS ___%[, THE METHOD USED TO DETERMINE THE YIELD IS                      AND THE AMOUNT OF ORIGINAL ISSUE DISCOUNT APPLICABLE TO THE SHORT ACCRUAL PERIOD OF                     , 20___TO                     , 20___IS ___% OF THE PRINCIPAL AMOUNT OF THIS SECURITY].
PROCTER & GAMBLE INTERNATIONAL FUNDING SCA
fully and unconditionally guaranteed by
THE PROCTER & GAMBLE COMPANY

No.	$
     Procter & Gamble International Funding SCA, a société en commandite par actions duly organized and existing under the laws of the Grand Duchy of Luxembourg (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), having its registered office at 26 Boulevard Royal L-2449 Luxembourg, registered with the Luxembourg trade and companies register under number B 114 825, for value received, hereby promises to pay to                      or registered assigns, the principal sum of                      Dollars on                                          [if the Security is to bear Interest prior to Maturity, Interest—, and to pay interest thereon from                     or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on                      and                      in each year, commencing                     , at the rate of . . . % per annum, until the principal hereof is paid or made available for payment [if applicable, insert—, and (to the extent that the payment of such interest shall be legally enforceable) at the rate of ___% per annum on any overdue principal and premium and on any overdue installment of interest]. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor

Securities) is registered at the close of business on the Regular Record Date for such Interest, which shall be the                      or                      (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person on whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture].
     [If the Security is not to bear interest prior to the Maturity, insert—The principal of this Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity and in such case the overdue principal of this Security shall bear interest at the rate of ___% per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such default in payment to the date payment of such principal has been made or duly provided for. Interest on any overdue principal shall be payable on demand. Any such interest on any overdue principal that is not so paid on demand shall bear interest at the rate of ___% per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such demand for payment to the date payment of such interest has been made or duly provided for, and such interest shall also be payable on demand.]
     Payment of the principal of (and premium, if any) and [if applicable, insert—any such] interest on this Security will be made at the office or agency of the Company maintained for that purpose in                     , in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts [if applicable, insert—; provided, however, that at the option of the Company payment of interest may be made by: (1) wire transfer on the date of payment in immediately available federal funds or next day funds to an account specified by written notice to the Trustee from any Holder of a Security; (2) any similar manner that such Holder may designate in writing to the Trustee; or (3) by check mailed to the address of the Holder].
     This Security is fully and unconditionally guaranteed by The Procter & Gamble Company, a corporation duly organized and existing under the laws of the State of Ohio (the “Guarantor”).
     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.
     Dated:

PROCTER & GAMBLE INTERNATIONAL FUNDING SCA

By

SECTION 203. Form of Reverse of Security.
     This Security is one of a duly authorized issued of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of July 6, 2007 (herein called the “Indenture”), among the Company, the Guarantor and The Bank of New York Trust Company, N.A., as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof[, limited in aggregate principal amount to $                    ].
     [If applicable, insert—The Securities of this series are subject to redemption upon not less than 30 days’ notice by mail, [if applicable, insert—(1) on                      in any year commencing with the year ___and ending with the year ___through operation of the sinking fund for this series at a Redemption Price equal to 100% of the principal amount, and (2)] at any time [on or after                     , 20...], as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount): If redeemed [on or before                     ,      %, and if redeemed] during the 12-month period beginning                      of the years indicated,

	Redemption		Redemption
Year	Price	Year	Price

and thereafter at a Redemption Price equal to ....% of the principal amount, together in the case of any such redemption [if applicable, insert—(whether through operation of the sinking fund or otherwise)] with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such

Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]
     [If applicable, insert—The Securities of this series are subject to redemption upon not less than 30 days’ notice by mail, (1) on __________ in any year commencing with the year ___ and ending with the year _____ through operation of the sinking fund for this series at the Redemption Prices for redemption through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below, and (2) at any time [on or after ________], as a whole or in part, at the election of the Company, at the Redemption Prices for redemption otherwise than through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below: If redeemed during the 12-month period beginning __________ of the years indicated.

Redemption Price For
	Redemption Price For	Redemption Otherwise Than
	Redemption Through	Through Operation of the
Year	Operation of the Sinking Fund	Sinking Fund

and thereafter at a Redemption Price equal to ____% of the principal amount, together in the case of any such redemption (whether through operation of the sinking fund or otherwise) with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]
     [Notwithstanding the foregoing, the Company may not, prior to                     , redeem any Securities of this series as contemplated by [Clause (2) of] the preceding paragraph as a part of, or in anticipation of, any refunding operation by the application, directly or indirectly, of moneys borrowed having an interest cost to the Company (calculated in accordance with generally accepted financial practice) of less than ___% per annum.]
     [The sinking fund for this series provides for the redemption on                      in each year beginning with the year ___and ending with the year ...___of [not less than $___(“mandatory sinking fund”) and not more than] $___aggregate principal amount of Securities of this series. Securities of this series acquired or redeemed by the Company otherwise than through [mandatory] sinking fund payments may be credited against subsequent [mandatory] sinking fund payments otherwise required to be made [in the inverse order in which they become due].]
     [If the Security is subject to redemption, insert—In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.]
     [If the Security is not an Original Issue Discount Security, insert—If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.]
     [If the Security is an Original Issue Discount Security, insert—If an Event of Default with respect to Securities of this series shall occur and be continuing, an amount of principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Such amount shall be equal to—insert formula for determining the amount. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company’s obligations in respect of the payment of the principal of and interest, if any, on the Securities of this series shall terminate.]
     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of the majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.
     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Securities of this series are issuable only in registered form without coupons in denominations of $                     and any integral multiple of $                     in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.
     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
     All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.
SECTION 204. Form of Legend for Book-Entry Securities.
     Any Book-Entry Security authenticated and delivered hereunder shall bear a legend in substantially the following form:
     “This Security is a Book-Entry Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depository or a nominee of a Depository or a successor depository. This Security is not exchangeable for Securities registered in the name of a Person other than the Depository or its nominee except in the limited circumstances described in the Indenture, and no transfer of this Security (other than a transfer of this Security as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository) may be registered except in the limited circumstances described in the Indenture.”
SECTION 205. Form of Trustee’s Certificate of Authentication.
     The Trustee’s certificates of authentication shall be in substantially the following form:

     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK TRUST COMPANY, N.A.

As Trustee

By

Authorized Officer
SECTION 206. Form of Guarantee
     The Guarantee shall be in substantially the following form:
     For value received, the undersigned (the “Guarantor”), to the extent set forth in and subject to the terms of the Indenture, dated as of July 6, 2007 (the “Indenture”), among Procter & Gamble International Funding SCA, a société en commondite par actions duly organized under the laws of the Grand Duchy of Luxembourg (the “Company”), the Guarantor and The Bank of New York Trust Company, N.A., as trustee (the “Trustee”), irrevocably and unconditionally guarantees to each Holder and to the Trustee and its successors and assigns (1) the full and punctual payment when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, of all obligations of the Company under this Indenture (including obligations to the Trustee) and the Securities, whether for payment of principal of or interest on or premium, if any, on the Securities and all other monetary obligations of the Company under this Indenture and the Securities and (2) the full and punctual performance within applicable grace periods of all other obligations of the Company whether for fees, expenses, indemnification or otherwise under this Indenture and the Securities (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”).
     The obligations of the Guarantor to the Holders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article Eleven of the Indenture, and reference is hereby made to the Indenture for the precise terms and limitations of this Guarantee. Each Holder of the Securities to which this Guarantee is endorsed, by accepting such Securities, agrees to and shall be bound by such provisions.
     All terms used in this Guarantee which are defined in the Indenture shall have the meanings assigned to them in the Indenture.
     IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be signed by a duly authorized officer.

THE PROCTER & GAMBLE COMPANY

By

ARTICLE THREE
THE SECURITIES
     SECTION 301. Amount Unlimited; Issuable in Series.
     The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.
     The Securities may be issued in one or more series. There shall be established in or pursuant to a Board Resolution or pursuant to authority granted by one or more Board Resolutions and, subject to Section 303, set forth, or determined in the manner provided, in an Officers’ Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series,
     (1) the title of the Securities of the series (which shall distinguish the Securities of the series from Securities of any other series);
     (2) any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 304, 305, 306, 906 or 1207 and except for any Securities which, pursuant to Section 303, are deemed never to have been authenticated and delivered hereunder);
     (3) the Person to whom any interest on a Security of the series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest;
     (4) the date or dates on which the principal of the Securities of the series is payable;
     (5) the rate or rates at which the Securities of the series shall bear interest, or the method or methods by which such rate or rates shall be determined, if any, the date or dates from which such interest shall accrue, the Interest Payment Dates on which any such interest shall be payable and the Regular Record Date for any interest payable on any Interest Payment Date;
     (6) the place or places where the principal of and any premium and interest on Securities of the series shall be payable;
     (7) the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Company;

     (8) the obligation, if any, of the Company to redeem or purchase Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;
     (9) if other than minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, the denominations in which Securities of the series shall be issuable;
     (10) the application, if any, of Section 403 to the Securities of the series;
     (11) the application, if any, of Section 1006 to the Securities of the series;
     (12) the currency, currencies or currency units in which payment of the principal of and any premium and interest on any Securities of the series shall be payable if other than the currency of the United States of America and the manner of determining the equivalent thereof in the currency of the United States of America for purposes of the definition of “Outstanding” in Section 101;
     (13) if the amount of payments of principal of or any premium or interest on any Securities of the series may be determined with reference to an index, the manner in which such amounts shall be determined;
     (14) whether the Securities of the series shall be issued in whole or in part in the form of one or more Book-Entry Securities and, in such case, the Depository with respect to such Book-Entry Security or Securities and the circumstances under which any such Book-Entry Security may be registered for transfer or exchange, or authenticated and delivered, in the name of a Person other than such Depository or its nominee, if other than as set forth in Section 305, and whether the Securities of the series shall be issued in transactions exempt from, or not subject to, registration under the Securities Act and therefore subject to the transfer and exchange provisions set forth in Section 305(b);
     (15) if other than the principal of or any premium or interest on any Securities of the series is to be payable, at the election of the Company or a Holder thereof, in one or more currencies or currency units other than that or those in which the Securities are stated to be payable, the currency, currencies or currency units in which payment of the principal of and any premium and interest on Securities of such series as to which such election is made shall be payable, and the periods within which and the terms and conditions upon which such election is to be made;
     (16) if other than the entire principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 502;
     (17) whether the Securities of the series will be guaranteed by any Person and, if so, the identity of such Person, the terms and conditions upon which such Securities shall be guaranteed; and

     (18) any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture, except as permitted by Section 901(5)).
     All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to the Board Resolution referred to above or pursuant to authority granted by one or more Board Resolutions referred to above and (subject to Section 303) set forth, or determined in the manner provided, in the Officers’ Certificate referred to above or in any such indenture supplemental hereto.
     If any of the terms of the series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by a Manager of the general partner of the Company and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate setting forth the terms of the series.
SECTION 302. Denominations.
     The Securities of each series shall be issuable in registered form without coupons in such denominations as shall be specified as contemplated by Section 301. In the absence of any such provisions with respect to the Securities of any series, the Securities of such series shall be issuable in minimum denominations of $2,000 and any integral multiple thereof of $1,000 in excess thereof.
SECTION 303. Execution, Authentication, Delivery and Dating.
     The Securities shall be executed on behalf of the Company by one of the Managers of the general partner of the Company. The signature of such Manager on the Securities may be manual or facsimile.
     Securities bearing the manual or facsimile signature of an individual who was at any time the proper officer of the general partner of the Company shall bind the Company, notwithstanding that such individual has ceased to hold such office prior to the authentication and delivery of such Securities or did not hold such office as the date of such Securities.
     At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Company Order shall authenticate and deliver such Securities. If the form or terms of the Securities of the series have been established in or pursuant to one or more Board Resolutions as permitted by Sections 201 and 301, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating,
     (a) if the form of such Securities has been established by or pursuant to Board Resolutions or pursuant to authority granted by one or more Board Resolutions as permitted by Section 201, that such form has been established in conformity with the provisions of this Indenture;

     (b) if the terms of such Securities have been established by or pursuant to Board Resolution or pursuant to authority granted by one or more Board Resolutions as permitted by Section 301, that such terms have been established in conformity with the provisions of this Indenture; and
     (c) that such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
If such form or terms have been so established, the Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will adversely affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.
     Notwithstanding the provisions of Section 301 and of the preceding paragraph, if all Securities of a series are not be originally issued at one time, it shall not be necessary to deliver the Officers’ Certificate otherwise required pursuant to Section 301 or the Company Order and Opinion of Counsel otherwise required pursuant to such preceding paragraph at or prior to the time of authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.
     Each Security shall be dated the date of its authentication.
     No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 309, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.
SECTION 304. Temporary Securities.
     Pending the preparation of definitive Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

     If temporary Securities of any series are issued, the Company will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor one or more definitive Securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor. Until so exchanged the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series and tenor.
SECTION 305. Registration, Registration of Transfer and Exchange.
     (a) General Transfer and Exchange Provisions.
     The Company shall cause to be kept at its registered office in the Grand Duchy of Luxembourg, with a copy kept at the Corporate Trust Office of the Trustee, a register (the register maintained in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed “Security Registrar” for the purpose of registering Securities and transfers of Securities as herein provided. The Trustee shall use its reasonable best efforts to ensure that any registration of Securities and transfer of Securities are promptly and properly provided for in the Security Registrar maintained at the Company’s registered office. The Trustee may request a copy of the Security Register from the Company at any time in accordance with Section 701(b).
     Upon surrender for registration of transfer of any Security of any series at the office or agency in a Place of Payment for that series, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor.
     At the option of the Holder, Securities of any series may be exchanged for other securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.
     All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.
     Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.
     No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 906 or 1207 not involving any transfer.
     The Company shall not be required (i) to issue, register the transfer of or exchange Securities of any series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities of that series selected for redemption under Section 1203 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange of any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.
     Notwithstanding the foregoing, no Book-Entry Security shall be registered for transfer or exchange, or authenticated and delivered, whether pursuant to this Section, Sections 304, 306, 906 or 1207 or otherwise, in the name of a Person other than the Depository for such Book-Entry Security or its nominee until (i) the Depository with respect to a Book-Entry Security notifies the Company that it is unwilling or unable to continue as Depository for such Book-Entry Security or the Depository ceases to be a clearing agency registered under the Exchange Act, (ii) the Company executes and delivers to the Trustee a Company Order that such Book-Entry Security shall be so transferable and exchangeable or (iii) there shall have occurred and be continuing an Event of Default with respect to the Securities of such series. Upon the occurrence in respect of any Book-Entry Security of any series of any one or more of the conditions specified in clauses (i), (ii) or (iii) of the preceding sentence or such other conditions as may be specified as contemplated by Section 301 for such series, such Book-Entry Security may be registered for transfer or exchange for Securities registered in the name of, or authenticated and delivered to, such Persons as the Depository with respect to such series shall direct.
     Except as provided in the preceding paragraph, any Security authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, any Book-Entry Security, whether pursuant to this Section, Section 304, 306, 906 or 1207 or otherwise, shall also be a Book-Entry Security and bear the legend specified in Section 204.
     (b) Transfer and Exchange Provisions for Securities Issued in Transactions Exempt from, or Not Subject to, Registration Under the Securities Act.
     The provisions of this Section 305(b) shall be applicable to any series of Securities that have not been registered under the Securities Act. Notwithstanding any other provision of this Indenture or the Securities (other than Section 305(a) hereof), transfers and exchanges of Securities and beneficial interests in a Book-Entry Security of the kinds specified in this Section 305(b) shall be made only in accordance with this Section 305(b).
     (i) The Securities of any series that have not been registered under the Securities Act shall be resold initially by the initial purchasers of such Securities only to (x)

qualified institutional buyers (as defined in Rule 144A under the Securities Act (“Rule 144A”)) in reliance on Rule 144A (“QIBs”) and (y) Persons other than U.S. Persons (as defined in Regulation S under the Securities Act (“Regulation S”)) in reliance on Regulation S. The Securities may thereafter be transferred to, among others, QIBs and purchasers in reliance on Regulation S of the Securities Act in accordance with the procedure described herein.
     (A) Securities offered and sold to QIBs in the United States of America in reliance on Rule 144A (each, a “Rule 144A Security” and collectively, the “Rule 144A Securities”) shall be issued in the form of a Book-Entry Security, including appropriate legends as set forth in Section 305(b)(ii) below (the “Rule 144A Book-Entry Security”), deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee in accordance with this Indenture. The Rule 144A Book-Entry Security may be represented by more than one certificate, if so required by the Depository’s rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Rule 144A Book-Entry Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for Depository or its nominee, as hereinafter provided.
     (B) Securities offered and sold outside the United States of America (each, a “Regulation S Security” and collectively, the “Regulation S Securities”) in reliance on Regulation S shall be issued in the form of a Book-Entry Security, including appropriate legends as set forth in Section 305(b)(ii) below (the “Regulation S Book-Entry Security”) deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee in accordance with this Indenture. The Regulation S Book-Entry Security may be represented by more than one certificate, if so required by the Depository’s rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Regulation S Book-Entry Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository or its nominee, as hereinafter provided.
     (ii) Unless and until a Rule 144A Book-Entry Security or a Regulation S Book-Entry Security is sold under, or exchanged in connection with, an effective registration statement under the Securities Act, or transferred or sold pursuant to Rule 144 under the Securities Act, such Security shall bear the following legend (the “Restrictive Legend”) on the face thereof:
“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH

REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF A RULE 144A BOOK-ENTRY SECURITY: TWO YEARS] [IN THE CASE OF A REGULATION S BOOK-ENTRY SECURITY: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY OR THE GUARANTOR, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S, THE GUARANTOR’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. IN THE CASE OF A REGULATION S BOOK-ENTRY SECURITY: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.”
     (iii) Rule 144A Book-Entry Security to Regulation S Book-Entry Security. If the owner of a beneficial interest in the Rule 144A Book-Entry Security wishes at any time to transfer such interest to a person who wishes to take delivery thereof in the form of a beneficial interest in the Regulation S Book-Entry Security, such transfer may be effected only in accordance with the provisions of this Section 305(b)(iii), and subject to the Applicable Procedures (as defined below). Upon receipt by the Trustee, as Security Registrar, of (x) an order given by the Depository or its authorized representative directing that a beneficial interest in the Regulation S Book-Entry Security in a specified principal amount be credited to a specified Agent Member’s (as defined below) account and that a beneficial interest in the Rule 144A Book-Entry Security in an equal principal amount be debited from another specified Agent Member’s account and (y) a Regulation S Certificate (a “Regulation S Certificate”), the form of which is set forth in Exhibit A hereto, satisfactory to the Trustee and duly executed by the owner of such beneficial interest in the Rule 144A Book-Entry Security or his attorney duly authorized in writing, then the Trustee, as Security Registrar, shall reduce the principal amount of the Rule 144A Book-Entry Security and increase the principal amount of the Regulation S Book-Entry Security by such specified principal amount as provided in this Section 305(b). “Applicable Procedures” means, with respect to any transfer or transaction involving a Book-Entry Security or beneficial interest therein, the rules and procedures of the Depository or its successors or assigns, in each case, to the extent applicable to such transaction and as in effect from time to time. “Agent Member” means members of, or participants in, the Depository.
     (iv) Regulation S Book-Entry Security to Rule 144A Book-Entry Security. If the owner of a beneficial interest in the Regulation S Book-Entry Security wishes at any time to transfer such interest to a person who wishes to take delivery thereof in the form of a beneficial interest in the Rule 144A Book-Entry Security, such transfer may be effected only in accordance with this Section 305(b)(iv) and subject to the Applicable Procedures. Upon receipt by the Trustee, as Security Registrar, of (x) an order given by the Depository or its authorized representative directing that a beneficial interest in the Rule 144A Book-Entry Security in a specified principal amount be credited to a specified Agent Member’s account and that a beneficial interest in the Regulation S Book-Entry Security in an equal principal amount be debited from another specified Agent Member’s account and (y) if such transfer is to occur during (but only during) the Restricted Period (as defined below), a Rule 144A Certificate (a “Rule 144A Certificate”), the form of which is set forth in Exhibit B hereto, satisfactory to the Trustee and duly executed by the owner of such beneficial interest in the Regulation S Book-Entry Security or his attorney duly authorized in writing, then the Trustee, as Security Registrar, shall reduce the principal amount of the Regulation S Book-Entry Security and increase the principal amount of the Rule 144A Book-Entry Security by such specified principal amount as provided in this Section 305(b). “Restricted Period” means, with respect to the Securities of any series, the 40 consecutive days beginning on and including the later of (i) the day on which such Securities first are offered to persons other than distributors (as defined in Regulation S under the Securities Act) and (ii) the date such Securities are issued.
     (v) Rule 144A Non-Book-Entry Security to Rule 144A Book-Entry Security or Regulation S Book-Entry Security. If the holder of a Rule 144A Security (other than a Book-Entry Security) wishes at any time to transfer all or any portion of such Security to a person who wishes to take delivery thereof in the form of a beneficial interest in the Rule 144A Book-Entry Security or the Regulation S Book-Entry Security, such transfer may be effected only in accordance with the provisions of this Section 305(b)(v) and subject to the Applicable Procedures. Upon receipt by the Trustee, as Security Registrar, of (x) such Security and instructions satisfactory to the Trustee directing that a beneficial interest in the Rule 144A Book-Entry Security or Regulation S Book-Entry Security in a specified principal amount not greater than the principal amount of such Security be credited to a specified Agent Member’s account and (y) a Rule 144A Certificate, if the specified account is to be credited with a beneficial interest in the Rule 144A Book-Entry Security, or a Regulation S Certificate, if the specified account is to be credited with a beneficial interest in the Regulation S Book-Entry Security, in either case, satisfactory to the Trustee and duly executed by such holder or his attorney duly authorized in writing, then the Trustee, as Security Registrar, shall cancel such Security (and issue a new Security in respect of any untransferred portion thereof) and increase the principal amount of the Rule 144A Book-Entry Security or the Regulation S Book-Entry Security, as the case may be, by the specified principal amount as provided in this Section 305(b).
     (vi) Regulation S Non-Book-Entry Security to Rule 144A Book-Entry Security or Regulation S Book-Entry Security. If the holder of a Regulation S Security (other than a Book-Entry Security) wishes at any time to transfer all or any portion of such Security to a person who wishes to take delivery thereof in the form of a beneficial interest in the Rule 144A Book-Entry Security or the Regulation S Book-Entry Security, such transfer may be effected only in accordance with this Section 305(b)(vi) and subject to the Applicable Procedures. Upon receipt by the Trustee, as Security Registrar, of (x) such Security and instructions satisfactory to the Trustee directing that a beneficial interest in the Rule 144A Book-Entry Security or Regulation S Book-Entry Security in a specified principal amount not greater than the principal amount of such Security be credited to a specified Agent Member’s account and (y) if the transfer is to occur during (but only during) the Restricted Period and the specified account is to be credited with a beneficial interest in the Rule 144A Book-Entry Security, a Rule 144A Certificate satisfactory to the Trustee and duly executed by such holder or his attorney duly authorized in writing, then the Trustee, as Security Registrar, shall cancel such Security (and issue a new Security in respect of any untransferred portion thereof) and increase the principal amount of the Rule 144A Book-Entry Security or the Regulation S Book-Entry Security, as the case may be, by the specified principal amount as provided in this Section 305(b).
     (vii) Non-Book-Entry Security to Non-Book-Entry Security. A Security that is not a Book-Entry Security may be transferred, in whole or in part, to a person who takes delivery in the form of another Security that is not a Book-Entry Security in accordance with the terms of this Indenture and such Security; provided, that if the Security to be transferred in whole or in part is (A) a Rule 144A Security or (B) a Regulation S Security and the transfer is to occur during (but only during) the Restricted Period, then, in each case, the Trustee, as Security Registrar, shall have received (x) a Rule 144A Certificate, satisfactory to the Trustee and duly executed by the transferor holder or his attorney duly authorized in writing, in which case the transferee holder shall take delivery in the form of a Rule 144A Security, or (y) a Regulation S Certificate, satisfactory to the Trustee and duly executed by the transferor holder or his attorney duly authorized in writing, in which case the transferee holder shall take delivery in the form of a Regulation S Security (subject in each case to Section 305(b)(ix)).

     (viii) Exchange between Book-Entry Security and Non-Book-Entry Security. A beneficial interest in a Book-Entry Security may be exchanged for a Security that is not a Book-Entry Security in accordance with the terms of this Indenture and such Security; provided, that if such interest is a beneficial interest in (A) the Rule 144A Book-Entry Security or (B) the Regulation S Book-Entry Security and such exchange is to occur during the Restricted Period, then, in each case, such interest shall be exchanged for a Rule 144A Security (subject in each case to Section 305(b)(ix)). A Security that is not a Book-Entry Security may be exchanged for a beneficial interest in a Book-Entry Security only if (x) such exchange occurs in connection with a transfer effected in accordance with Section 705(b)(v) or (vi) herein or (y) such Security is a Regulation S Security and such exchange occurs after the Restricted Period.
     (ix) Restrictive Legend. Upon the transfer, exchange or replacement of Securities not bearing a Restrictive Legend, the Security Registrar shall deliver Securities that do not bear a Restrictive Legend. Upon the transfer, exchange or replacement of Securities bearing a Restrictive Legend, the Security Registrar shall deliver only Securities that bear a Restrictive Legend unless there is delivered to the Security Registrar an Opinion of Counsel to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.
SECTION 306. Mutilated, Destroyed, Lost and Stolen Securities.
     If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.
     If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company, the Guarantor or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.
     In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.
     Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

     Every new Security of any series issued pursuant to this Section in lieu of any destroyed, loss or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.
     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.
SECTION 307. Payment of Interest; Interest Rights Preserved.
     Except as otherwise provided as contemplated by Section 301 with respect to any series of Securities, interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record date for such interest.
     Any interest on any Security of any Series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below:
     (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such Series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be made in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provide. Thereupon the Trustee shall fix a Special Record Date fort the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefore to be mailed, First-class postage prepaid, to each holder of Securities of such series at his address as it appears in the security Register, not less than 10 days prior such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefore having been so mailed such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor

Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).
     (2) The Company may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.
     Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.
SECTION 308. Persons Deemed Owners.
     Prior to due presentment of a Security for registration of transfer, the Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and any premium and (subject to Section 307) any interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Guarantor, the Trustee nor any agent of the Company, the Guarantor or the Trustee shall be affected by notice to the contrary.
SECTION 309. Cancellation.
     All Securities surrendered for payment, redemption, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company and the Guarantor may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company or the Guarantor may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of as directed by a Company Order.
SECTION 310. Computation of Interest.
     Except as otherwise specified as contemplated by Section 301 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

ARTICLE FOUR
SATISFACTION AND DISCHARGE
SECTION 401. Satisfaction and Discharge of Indenture.
     This Indenture shall upon Company Request cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when
     (1) either
     (A) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or
     (B) all such Securities not theretofore delivered to the Trustee for cancellation
     (i) have become due and payable or
     (ii) will become due and payable at their Stated Maturity within one year, or
     (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense of the Company, and the Company or the Guarantor, in the case of (i), (ii) or (iii) above, has deposited or cause to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and any premium and Interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;
     (2) the Company or the Guarantor has paid or caused to be paid all other sums payable hereunder by the Company or the Guarantor; and
     (3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

     Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 607, the obligations of the Trustee to any Authenticating Agent under Section 614 and, if money or U.S. Government Obligations shall have been deposited with the Trustee in accordance with Section 403 or 1006, the obligations of the Company to the Trustee under Section 402(b), and, if money shall have been deposited with the Trustee pursuant to subclause (B) of Clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.
SECTION 402. Application of Trust Money.
     (a) Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401, all money and U.S. Government Obligations deposited with the Trustee pursuant to Section 403 or 1006 and all money received by the Trustee in respect of U.S. Government Obligations deposited with the Trustee pursuant to Section 403 or 1006, shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and Interest for whose payment such money has been deposited with or received by the Trustee or to make mandatory sinking fund payments or analogous payments as contemplated by Section 403 or 1006.
     (b) The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against U.S. Government Obligations deposited pursuant to Section 403 or 1006 or the interest and principal received in respect of such obligations other than any payable by or on behalf of Holders.
     (c) The Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 403 or 1006 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, as then in excess of the amount thereof which then would have been required to be deposited for the purpose for which such money or U.S. Government Obligations were deposited or received.
SECTION 403. Defeasance and Discharge of Securities of any Series.
     If this Section 403 is specified, as contemplated by Section 301, to be applicable to Securities of any series, then notwithstanding Section 401, the Company, the Guarantor and any other obligor shall be deemed to have paid and discharged the entire indebtedness on all the Outstanding Securities of that series (and any related Guarantee), the provisions of this Indenture as it relates to such Outstanding Securities (and any related Guarantee) (except as to the rights of Holders of Securities to receive, from the trust funds described in subparagraph (1) below, payment of the principal of (and premium, if any) and any installment of principal of (and premium, if any) or interest on such Securities on the Stated Maturity of such principal or installment of principal or interest or any mandatory sinking fund payments or analogous payments applicable to the Securities of that series on the day on which such payments are due and payable in accordance with the terms of the Indenture and of such Securities, the Company’s obligations with respect to such Securities under Section 305, 306, 1002 and 1003 and the rights, powers, trusts, duties and immunities of the Trustee hereunder) shall no longer be in effect, and the Trustee, at the expense of the Company, shall, upon Company Request, execute proper instruments acknowledging the same, provided that the following conditions have been satisfied:
     (1) the Company or the Guarantor has deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 609), irrevocably (irrespective of whether the conditions in subparagraphs (2), (3), (4), (5) and (6) below have been satisfied, but subject to the provisions of Section 402(c) and the last paragraph of Section 1003), as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities of that series, with reference to this Section 403, (A) money in an amount, or (B) U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide not later than the opening of business on the due date of any payment referred to in clause (i) or (ii) of this subparagraph (1) money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge (i) the principal of (and premium, if any) and each installment of principal (and premium, if any) and interest on such Outstanding Securities on the Stated Maturity of such principal or installment of principal or interest and (ii) any mandatory sinking fund payments or analogous payments applicable to Securities of such series on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities;
     (2) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;
     (3) no Event of Default or event which with the giving of notice or lapse of time, or both, would become an Event of Default with respect to the Securities of that series shall have occurred and be continuing on the date of such deposit and no Event of Default under Section 501(5) or Section 501(6) or event which with the giving of notice or lapse of time or both, would become an Event of Default under Section 501(5) or Section 501(6) shall have occurred and be continuing on the 91st day after such date;
     (4) the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Company has received from, or there has been published by, the Internal Revenue Service a ruling to the effect that Holders of the Securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred;
     (5) if the Securities of that series are then listed on The New York Stock Exchange, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that such deposit, defeasance and discharge will not cause such Securities to be delisted; and

     (6) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the defeasance and discharge of the entire indebtedness on all Outstanding Securities of any such series as contemplated by this Section have been complied with.
ARTICLE FIVE
REMEDIES
SECTION 501. Events of Default.
     “Event of Default,” wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
     (1) default in the payment of any interest upon any Security of that series when it becomes due and payable, and continuance of such default for a period of 30 days; or
     (2) default in the payment of the principal of (or premium, if any, on) any Security of that series at its Maturity; or
     (3) default in the deposit of any sinking fund payment, when and as due by the terms of a Security of that series; or
     (4) default in the performance, or breach, of any covenant or warranty of the Company or the Guarantor in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of series of Securities other than that series), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company or the Guarantor, as the case may be, by the Trustee or to the Company or the Guarantor, as the case may be, and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or
     (5) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or the Guarantor in an involuntary case or proceeding under any applicable Federal or State or foreign bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company or the Guarantor a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or the Guarantor under any applicable Federal or State or foreign law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or the Guarantor or of any substantial part of either of its property, or ordering the winding up or liquidation of either of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or
     (6) the commencement by the Company or the Guarantor of a voluntary case or proceeding under any applicable Federal or State or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or preceding to be adjudicated a bankrupt or insolvent, or the consent by either the Company or the Guarantor to the entry of a decree or order for relief in respect of the Company or the Guarantor in an involuntary case or proceeding under any applicable Federal or State or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against either the Company or the Guarantor, or the filing by either the Company or the Guarantor of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State or foreign law, or the consent by either the Company or the Guarantor to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or the Guarantor or of any substantial part of either of its property, or the making by either the Company or the Guarantor of an assignment for the benefit of creditors, or the admission by either the Company or the Guarantor in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or the Guarantor in furtherance of any such action; or
     (7) any Guarantee is determined to be unenforceable or invalid or shall for any reason cease to be in full force and effect except as permitted by this Indenture, or the Guarantor repudiates its obligations under such Guarantee; or
     (8) any other Event of Default provided with respect to Securities of that series.
SECTION 502. Acceleration of Maturity; Rescission and Annulment.
     If an Event of Default with respect to Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of that series may declare the principal amount (or, if any of the Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Securities as may be specified in the terms thereof) of all of the Securities of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable.
     At any time after such a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities of that series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

     (1) the Company or the Guarantor has paid or deposited with the Trustee a sum sufficient to pay
     (A) all overdue interest on all Securities of that series,
     (B) the principal of (and premium, if any, on) any Securities of that series which have become due otherwise than by such declaration of acceleration and any interest thereon at the rate or rates prescribed therefor in such Securities,
     (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Securities, and
     (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and
     (2) all Events of Default with respect to Securities of that series, other than the non-payment of the principal of Securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.
No such rescission shall affect any subsequent default or impair any right consequent thereon.
SECTION 503. Collection of Indebtedness and Suits for Enforcement by Trustee.
     The Company and the Guarantor covenant that if
     (1) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or
     (2) default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof, the Company or the Guarantor will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and any premium and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and premium and on any overdue interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
     If the Company or the Guarantor fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company, the Guarantor or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company, the Guarantor or any other obligor upon such Securities, wherever situated.
     If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in the Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.
SECTION 504. Trustee May File Proofs of Claim.
     In case of any judicial proceeding relative to the Company or the Guarantor (or any other obligor upon the Securities), their property or their creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.
     No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
SECTION 505. Trustee May Enforce Claims Without Possession of Securities.
     All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.
SECTION 506. Application of Money Collected.
     Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or any premium or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

     FIRST: To the payment of all amounts due the Trustee under Section 607; and
     SECOND: To the payment of the amounts then due and unpaid for principal of and any premium and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and any premium and interest, respectively.
SECTION 507. Limitation on Suits.
     No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless
     (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;
     (2) the Holders of not less than 25% in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;
     (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;
     (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and
     (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series;
it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture, the Securities or any Guarantee to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under the Indenture, except in the manner provided in this Indenture, the Securities or any Guarantee and for the equal and ratable benefit of all of such Holders.
SECTION 508. Unconditional Right of Holders to Receive Principal, Premium and Interest.
     Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and any premium and (subject to Section 307) any interest on such Security on the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 509. Restoration of Rights and Remedies.
     If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture, the Securities or any Guarantee and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Guarantor, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.
SECTION 510. Rights and Remedies Cumulative.
     Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
SECTION 511. Delay or Omission Not Waiver.
     No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by the Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
SECTION 512. Control by Holders.
     The Holders of a majority in principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series, provided that
     (1) such direction shall not be in conflict with any rule of law or with this Indenture, the Securities or any Guarantee, and
     (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.
SECTION 513. Waiver of Past Defaults.
     The Holders of not less than a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series waive any past default hereunder with respect to such series and its consequences, except a default

     (1) in the payment of the principal of or any premium or interest on any Security of such series, or
     (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.
     Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.
SECTION 514. Undertaking for Costs.
     In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act.
SECTION 515. Waiver of Stay or Extension Laws.
     The Company and the Guarantor each covenant (to the extent that they may lawfully do so) that they will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture, the Securities or any Guarantee; and the Company and the Guarantor (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law and covenant that they will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
ARTICLE SIX
THE TRUSTEE
SECTION 601. Certain Duties and Responsibilities.
     The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act and this Indenture. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 602. Notice of Defaults.
     If a default occurs hereunder with respect to Securities of any series, the Trustee shall give the Holders of Securities of such series notice of such default as and to the extent provided by the Trust Indenture Act; provided, however, that in the case of any default of the character specified in Section 501(4) with respect to Securities of such series, no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.
SECTION 603. Certain Rights of Trustee.
     Subject to the provisions of Section 601:
     (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;
     (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;
     (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate;
     (d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;
     (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;
     (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney; and
     (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.
SECTION 604. Not Responsible for Recitals or Issuance of Securities.
     The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee or any Authenticating Agent assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee or any Authenticating Agent shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.
SECTION 605. May Hold Securities.
     The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company or the Guarantor, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 608 and 613, may otherwise deal with the Company and the Guarantor with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, any Security Registrar or such other agent.
SECTION 606. Money Held in Trust.
     Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.
SECTION 607. Compensation and Reimbursement.
     The Company and the Guarantor agree
     (1) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);
     (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and
     (3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

SECTION 608. Disqualification; Conflicting Interests.
     If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.
SECTION 609. Corporate Trust Required; Eligibility.
     There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000 and its Corporate Trust Office in the Borough of Manhattan, The City of New York. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.
SECTION 610. Resignation and Removal; Appointment of Successor.
     (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 611.
     (b) The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 611 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.
     (c) The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Company.
     (d) If at any time:
     (1) the Trustee shall fail to comply with Section 608 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or
     (2) the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company or by any such Holder, or
     (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case (i) the Company by a Board Resolution may remove the Trustee with respect to all securities, or (ii) subject to Section 514, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.
     (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 611. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 611, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 611, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.
     (f) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series to all Holders of Securities of such series in the manner provided in Section 106. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.
SECTION 611. Acceptance of Appointment by Successor.
     (a) In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.
     (b) In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the Guarantor, the retiring Trustee and each such successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company, the Guarantor or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.
     (c) Upon request of any such successor Trustee, the Company and the Guarantor shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraphs (a) and (b) of this Section, as the case may be.
     (d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.
SECTION 612. Merger, Conversion, Consolidation or Succession to Business.
     Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 613. Preferential Collection of Claims Against Company and Guarantor.
     If and when the Trustee shall be or become a creditor of the Company or the Guarantor (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company or the Guarantor (or any such other obligor).
SECTION 614. Appointment of Authenticating Agent.
     The Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustees to authenticate Securities of such series issued upon original issue and upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 306, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 except such combined capital surplus amount shall not be applicable to The Bank of New York Trust Company, N.A., and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.
     Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.
     An Authenticating Agent may resign any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders of Securities of the series with respect to which such Authenticating Agent will serve, as their names and addresses appear in the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.
     The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 607.
     If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:
     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee

By

Authorized Signatory

ARTICLE SEVEN
Holders’ Lists and Reports by Trustee and Company
SECTION 701. Company to Furnish Trustee Names and Addresses of Holders.
     The Company will furnish or cause to be furnished to the Trustee
     (a) semi-annually, not later than 15 days after each Regular Record Date for each series of Securities at the time Outstanding, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date (or a date to be determined pursuant to Section 301 for Original Issue Discount Securities) and
     (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished; excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar.
SECTION 702. Preservation of Information; Communications to Holders.
     (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.
     (b) The rights of the Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act.
     (c) Every Holder of Securities, by receiving and holding the same, agrees with the Company, the Guarantor and the Trustee that neither the Company, the Guarantor nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.
     (d) Every Holder of Securities shall be entitled to receive any other information to be communicated to them under applicable law.
SECTION 703. Reports by Trustee.
     (a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.
     (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Securities are listed, with the Commission and with the Company. The Company will notify the Trustee when any Securities are listed on any stock exchange.

SECTION 704. Reports by Company and the Guarantor.
     The Company and the Guarantor shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission.
ARTICLE EIGHT
Consolidation, Merger, Conveyance, Transfer or Lease
SECTION 801. Company May Consolidate, Etc. Only on Certain Terms.
     The Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:
     (1) the entity formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be either the Guarantor or a corporation, partnership, limited liability company or trust wholly owned by the Guarantor and shall be organized and validly existing under the laws of the United States of America, any State thereof, the District of Columbia or any member country of the European Union and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest on all the Securities and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed;
     (2) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company or a Subsidiary as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing.
     (3) if, as a result of any such consolidation or merger or such conveyance, transfer or lease, properties or assets of the Company would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by this Indenture, the Company or such successor Person, as the case may be, shall take such steps as shall be necessary effectively to secure the Securities equally and ratably with (or prior to) all indebtedness secured thereby; and
     (4) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

SECTION 802. Successor Substituted.
     Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 801, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.
ARTICLE NINE
Supplemental Indentures
SECTION 901. Supplemental Indentures Without Consent of Holders.
     Without the consent of any Holders, the Company and the Guarantor, in each case when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:
     (1) to evidence the succession of another Person to the Company or the Guarantor, as the case may be, and the assumption by any such successor of the covenants of the Company or the Guarantor herein and in the Securities, as the case may be; or
     (2) to add to the covenants of the Company or the Guarantor for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company or the Guarantor; or
     (3) to add any additional Events of Default; or
     (4) to add or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of Securities in uncertificated form; or
     (5) to add to, change or eliminate any of the provisions of this Indenture in respect of one or more series of Securities, provided that any such addition, change or elimination (i) shall neither (A) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (B) modify the rights of the Holder of any such Security with respect to such provision or (ii) shall become effective only when there is no such Security Outstanding; or
     (6) to secure the Securities or any Guarantee pursuant to the requirement of Section 1004 or otherwise, or

     (7) to establish the form or terms of Securities of any series as permitted by Section 201 and 301; or
     (8) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 611(b); or
     (9) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided that such action pursuant to this clause (9) shall not adversely affect the interests of the Holders of Securities of any series in any material respect.
SECTION 902. Supplemental Indentures with Consent of Holders.
     With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series affected by such supplemental indenture, by Act of said Holders delivered to the Company, the Guarantor and the Trustee, the Company and the Guarantor, in each case when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture, provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,
     (1) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502, or change any Place or Payment where, or the coin or currency in which, any Security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or
     (2) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or
     (3) modify any of the provisions of this Section, Section 513 or Section 1008, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby, provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustees” and concomitant changes in this Section and Section 1008, or the deletion of this proviso, in accordance with the requirements of Sections 611(b) and 901(8), or
     (4) release the Guarantor from its obligations in respect of the Guarantee of any series of Securities.
A supplemental Indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.
     It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.
SECTION 903. Execution of Supplemental Indentures.
     In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which adversely affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.
SECTION 904. Effect of Supplemental Indentures.
     Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.
SECTION 905. Conformity with Trust Indenture Act.
     Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.
SECTION 906. References in Securities to Supplemental Indentures.
     Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Guarantor shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company and the Guarantor, to any such supplemental indenture may be prepared and executed by the Company and the Guarantor and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.
ARTICLE TEN
Covenants
SECTION 1001. Payment of Principal, Premium and Interest.
     The Company covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay the principal of and any premium and interest on the Securities of that series in accordance with the terms of the Securities and this Indenture. The performance by the Guarantor of the obligations of the Company under this Section 1001 shall also be deemed to constitute performance thereof by the Company.
SECTION 1002. Maintenance of Office or Agency.
     The Company will maintain in each Place of Payment for any series of Securities an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.
     The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
SECTION 1003. Money for Securities Payments to Be Held in Trust.
     If the Company shall at any time act as its own Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of or any premium or interest on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and any premium and interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.
     Whenever the Company shall have one or more Paying Agents for any series of Securities, it will, prior to each due date of the principal of or any premium or interest on any Securities of that series, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure to act.
     The Company will cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (i) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (ii) during the continuance of any default by the Company or the Guarantor (or any other obligor upon the Securities of that series) in the making of any payment in respect of the Securities of that series, and upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Securities of that series.
     The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.
     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or any premium or interest on any Security of any series and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.
SECTION 1004. Limitation on Liens.
     The Guarantor will not itself, and will not permit any Domestic Subsidiary to, incur, issue, assume or guarantee any notes, bonds, debentures or other similar evidences of indebtedness for money borrowed (notes, bonds, debentures or other similar evidences of indebtedness for money borrowed being hereinafter in this Article called “Debt”), secured by pledge of, or mortgage or other lien on, any Principal Domestic Manufacturing Property of the Guarantor or any Domestic Subsidiary, or any shares of stock or Debt of any Domestic Subsidiary (pledges, mortgages and other liens being hereinafter in this Article called “Mortgage” or “Mortgages”), without effectively providing that the Securities of each series then Outstanding and/or any Guarantee of each series of Securities then outstanding, as the case may be, (together with, if the Guarantor shall so determine, any other Debt of the Guarantor or such

Domestic Subsidiary then existing or thereafter created which is not subordinate to the Securities of each series then Outstanding and any Guarantee thereof) shall be secured equally and ratably with (or prior to) such secured Debt, so long as such secured Debt shall be so secured, unless, after giving effect thereto, the aggregate amount of all such secured Debt plus all Attributable Debt of the Guarantor and its Domestic Subsidiaries in respect of sale and leaseback transactions (as defined in Section 1005) would not exceed 15% of Consolidated Net Tangible Assets; provided, however, that this Section shall not apply to, and there shall be excluded from secured Debt in any computation under this Section, Debt secured by:
     (1) Mortgages on property of, or on any shares of stock or Debt of, any corporation existing at the time such corporation becomes a Domestic Subsidiary;
     (2) Mortgages in favor of the Guarantor or any Domestic Subsidiary;
     (3) Mortgages in favor of the United States of America, or any agency, department or other instrumentality thereof, to secure progress, advance or other payments pursuant to any contract or provision of any statute;
     (4) Mortgages on property, shares of stock or Debt existing at the time of acquisition thereof (including acquisition through merger or consolidation) or to secure the payment of all or any part of the purchase price or construction cost thereof or to secure any Debt incurred prior to, at the time of, or within 120 days after, the acquisition of such property or shares or Debt or the completion of any such construction for the purpose of financing all or any part of the purchase price or construction cost thereof; and
     (5) any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Mortgage referred to in the foregoing clauses (1) to (4), inclusive; provided, that (i) such extension, renewal or replacement Mortgage shall be limited to all or a part of the same property, shares of stock or Debt that secured the Mortgage extended, renewed or replaced (plus improvements on such property) and (ii) the Debt secured by such Mortgage at such time is not increased.
SECTION 1005. Limitation on Sales and Leasebacks.
     The Guarantor will not itself, and it will not permit any Domestic Subsidiary to, enter into any arrangement with any bank, insurance company or other lender or investor (not including the Guarantor or any Domestic Subsidiary) or to which any such lender or investor is a party, providing for the leasing by the Guarantor or a Domestic Subsidiary for a period, including renewals, in excess of three years of any Principal Domestic Manufacturing Property which has been or is to be sold or transferred, more than 120 days after the completion of construction and commencement of full operation thereof, by the Guarantor or any Domestic Subsidiary to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such Principal Domestic Manufacturing Property (herein referred to as a “sale and leaseback transaction”) unless either:
     (1) The Guarantor or such Domestic Subsidiary could create Debt secured by a Mortgage pursuant to Section 1004 on the Principal Domestic Manufacturing Property to be leased back in an amount equal to the Attributable Debt with respect to such sale and leaseback transaction without equally and ratably securing the Securities of each series or any Guarantee thereof, or
     (2) The Guarantor within 120 days after the sale or transfer shall have been made by the Guarantor or by a Domestic Subsidiary, applies an amount equal to the greater of (i) the net proceeds of the sale of the Principal Domestic Manufacturing Property sold and leased back pursuant to such arrangement or (ii) the fair market value of the Principal Domestic Manufacturing Property so sold and leased back at the time of entering into such arrangement (as determined by any two of the following: the Chairman or a Vice Chairman of the Board of the Guarantor, its President, any Vice President of the Guarantor, its Treasurer and its Comptroller) to the retirement of Funded Debt of the Guarantor; provided, that the amount to be applied to the retirement of Funded Debt of the Guarantor shall be reduced by (a) the principal amount of any Securities delivered within 120 days after such sale to the Trustee for retirement and cancellation, and (b) the principal amount of Funded Debt other than Securities, voluntarily retired by the Guarantor within 120 days after such sale. Notwithstanding the foregoing, no retirement referred to in this clause (2) may be effected by payment at maturity or pursuant to any mandatory sinking fund payment or any mandatory prepayment provision.
SECTION 1006. Defeasance of Certain Obligations.
     If this Section 1006 is specified, as contemplated by Section 301, to be applicable to Securities of any series, the Company and the Guarantor may omit to comply with any term, provision or condition set forth in Sections 1004 and 1005, and Section 501(4) with respect to Sections 1004 and 1005 shall be deemed not to be an Event of Default, in each case with respect to the Securities of that series, provided that the following conditions have been satisfied:
     (1) With reference to this Section 1006, the Company or the Guarantor has deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 609) irrevocably (irrespective of whether the conditions in subparagraphs (2), (3), (4), (5), (6) and (7) below have been satisfied, but subject to the provisions of Section 402(c) and the last paragraph of Section 1003), as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities of that series, (A) money in an amount, or (B) U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide not later than the opening of business on the due date of any payment referred to in clause (i) or (ii) of this subparagraph (1) money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent certified the Trustee, to pay and discharge (i) the principal and any premium and each installment of principal and any premium and interest on the Outstanding Securities of that series on the Stated Maturity of such principal or installment of principal or interest and (ii) any mandatory sinking fund payments or analogous payments applicable to Securities of such series on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities;

     (2) Such deposit shall not cause the Trustee with respect to the Securities of that series to have a conflicting interest for purposes of the Trust Indenture Act with respect to the Securities of any series;
     (3) Such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company or the Guarantor is a party or by which they are bound;
     (4) No Event of Default or event which with the giving of notice or lapse of time, or both, would become an Event of Default with respect to the Securities of that series shall have occurred and be continuing on the date of such deposit and no Event of Default under Section 501(5) or Section 501(6) or event which with the giving of notice or lapse of time, or both, would become an Event of Default under Section 501(5) or Section 501(6) shall have occurred and be continuing on the 91st day after such date;
     (5) The Company has delivered to the Trustee an Opinion of Counsel to the effect that Holders of the Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit and defeasance had not occurred;
     (6) If the Securities of that series are then listed on The New York Stock Exchange, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that such deposit and defeasance will not cause such Securities to be delisted; and
     (7) The Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent therein provided for relating to the defeasance contemplated by this Section have been complied with.
SECTION 1007. Statement by Officers as to Default.
     The Company and the Guarantor will deliver to the Trustee, within 120 days after the end of each fiscal year of the Guarantor ending after the date hereof, an Officers’ Certificate, stating whether or not to the best knowledge of the signers thereof the Company and the Guarantor are in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company and/or the Guarantor shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.
SECTION 1008. Waiver of Certain Covenants.
     The Company and the Guarantor may omit in any particular instance to comply with any term, provision or condition set forth in Sections 1004 to 1005, inclusive, with respect to the Securities of any series before the time for such compliance the Holders of at least the majority in principal amount of the Outstanding Securities of such series shall, by Act of such Holders, either waiver such compliance in such instance or generally waiver compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the Guarantor and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.
SECTION 1009. Business Activities.
     The Company may not engage in any business activities other than those related to (a) financing the business and operations of the Guarantor or any of its Subsidiaries, (b) the establishment and maintenance of the Company’s existence, and (c) any activities related or ancillary thereto or necessary in connection therewith.
ARTICLE ELEVEN
GUARANTEE
SECTION 1101. Guarantee.
     (a) The Guarantor hereby irrevocably and unconditionally guarantees to each Holder and to the Trustee and its successors and assigns (1) the full and punctual payment when due, whether at Maturity, by acceleration, by redemption or otherwise, of all obligations of the Company under this Indenture (including obligations to the Trustee) and the Securities, whether for payment of principal of, or interest, premium, if any, on, the Securities and all other monetary obligations of the Company under this Indenture and the Securities and (2) the full and punctual performance within applicable grace periods of all other obligations of the Company whether for fees, expenses, indemnification or otherwise under this Indenture and the Securities (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). The Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from the Guarantor, and that the Guarantor shall remain bound under this Article notwithstanding any extension or renewal of any Guaranteed Obligation. The Guarantee shall be substantially as set forth in Section 206 hereof.
     (b) The Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. The Guarantor waives notice of any default under the Securities or the Guaranteed Obligations. The obligations of the Guarantor hereunder shall not be affected by (1) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Securities or any other agreement or otherwise; (2) any extension or renewal of any thereof; (3) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (4) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; or (5) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations.
     (c) The Guarantor hereby waives any right to which it may be entitled to have the assets of the Company first be used and depleted as payment of the Company’s or such Guarantor’s obligations hereunder prior to any amounts being claimed from or paid by the

Guarantor hereunder. The Guarantor hereby waives any right to which it may be entitled to require that the Company be sued prior to an action being initiated against the Guarantor.
     (d) The Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.
     (e) Except as expressly set forth in this Indenture, the obligations of the Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantor or would otherwise operate as a discharge of the Guarantor as a matter of law or equity.
     (f) Except as expressly set forth in this Indenture, the Guarantor agrees that its Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations. The Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.
     (g) In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against the Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, the Guarantor, hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (1) the unpaid principal amount of such Guaranteed Obligations, (2) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (3) all other monetary obligations of the Company to the Holders and the Trustee.
     (h) The Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. The Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in this Indenture for the purposes of the Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (2)

in the event of any declaration of acceleration of such Guaranteed Obligations as provided in this Indenture, the Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purposes of this Section 1101.
     (i) The Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 1101.
     (j) Upon request of the Trustee, the Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.
SECTION 1102. Consolidation, Merger, Conveyance, Transfer or Lease
     The Guarantor shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:
     (1) the corporation formed by such consolidation or into which the Guarantor is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Guarantor substantially as an entirety shall be a corporation, partnership, limited liability company or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the Guaranteed Obligations and the performance or observance of every covenant of this Indenture on the part of the Guarantor to be performed or observed;
     (2) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Guarantor or a Subsidiary as a result of such transaction as having been incurred by the Guarantor or such Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing;
     (3) if, as a result of any such consolidation or merger or such conveyance, transfer or lease, properties or assets of the Guarantor would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by this Indenture, the Guarantor or such successor Person, as the case may be, shall take such steps as shall be necessary effectively to secure the Guarantee of the Securities equally and ratably with (or prior to) all indebtedness secured thereby; and
     (4) the Guarantor has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

SECTION 1103. Successor Substituted
     Upon any consolidation of the Guarantor with, or merger of the Guarantor into, any other Person or any conveyance, transfer or lease of the properties and assets of the Guarantor substantially as an entirety in accordance with Section 1102, the successor Person formed by such consolidation or into which the Guarantor is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Guarantor under this Indenture with the same effect as if such successor Person had been named as the Guarantor herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture, the Securities and the Guarantee.
SECTION 1104. No Waiver.
     Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article at law, in equity, by statute or otherwise.
SECTION 1105. Modification.
     No modification, amendment or waiver of any provision of this Article, nor the consent to any departure by the Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Guarantor in any case shall entitle the Guarantor to any other or further notice or demand in the same, similar or other circumstances.
SECTION 1106. Non-Impairment.
     The failure to endorse a Guarantee on any Security shall not affect or impair the validity thereof.
SECTION 1107. Limitation on Guarantor Liability.
     The Guarantor, and by its acceptance of any series of Securities, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of any applicable Federal or State bankruptcy, insolvency or reorganization or other similar law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantor hereby irrevocably agree that the obligations of the Guarantor will be limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of the Guarantor, will result in the obligations of the Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Until such time as the Securities of any series are paid in full, the Guarantor, with respect to such series of

Securities, hereby waives all rights of subrogation, whether arising by contract or operation of law (including, without limitation, any such right arising under federal bankruptcy law) or otherwise by reason of any payment by it pursuant to the provisions of this Article.
ARTICLE TWELVE
REDEMPTION OF SECURITIES
SECTION 1201. Applicability of Article.
     Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 301 for Securities of any series) in accordance with this Article.
SECTION 1202. Election to Redeem; Notice to Trustee.
     The election of the Company to redeem any Securities shall be evidenced by a Board Resolution or by action taken pursuant to a Board Resolution. In case of any redemption at the election of the Company of less than all the Securities of any series, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date, of the principal amount of Securities of such series to be redeemed and, if applicable, of the tenor of the Securities to be redeemed. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers’ Certificate evidencing compliance with such restriction.
     SECTION 1203. Selection by Trustee of Securities to Be Redeemed.
     If less than all the Securities of any series are to be redeemed (unless all of the Securities of such series and of a specified tenor are to be redeemed), the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Securities of that series or any integral multiple thereof) of the principal amount of Securities of such series of a denomination larger than the minimum authorized denomination for Securities of that series. If less than all of the Securities of such series and of a specified tenor are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series and specified tenor not previously called for redemption in accordance with the preceding sentence.
     The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.
     For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.
SECTION 1204. Notice of Redemption.
     Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at his address appearing in the Security Register.
     All notices of redemption shall state:
     (1) the Redemption Date,
     (2) the Redemption Price,
     (3) if less than all the Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption of any Securities, the principal amounts) of the particular Securities to be redeemed,
     (4) that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date,
     (5) the place or places where such Securities are to be surrendered for payment of the Redemption Price, and
     (6) that the redemption is for a sinking fund, if such is the case.
     Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company.
SECTION 1205. Deposit of Redemption Price.
     Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date.
SECTION 1206. Securities Payable on Redemption Date.
     Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest to the

Redemption Date; provided, however, that, unless otherwise specified as contemplated by Section 301, installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.
     If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.
SECTION 1207. Securities Redeemed in Part.
     Any Security which is to be redeemed only in party shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series and of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.
ARTICLE THIRTEEN
SINKING FUNDS
SECTION 1301. Applicability of Article.
     The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of a series except as otherwise specified as contemplated by Section 301 for Securities of such series.
     The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an “optional sinking fund payment”. If provided for by the terms of Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 1302. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series.
SECTION 1302. Satisfaction of Sinking Fund Payments with Securities.
     The Company (1) may deliver Outstanding Securities of a series (other than any previously called for redemption) and (2) may apply as a credit Securities of a series which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to the Securities of such series required to be made pursuant to the terms of such Securities as provided for by the terms of such series; provided that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.
SECTION 1303. Redemption of Securities for Sinking Fund.
     Not less than 60 days prior to each sinking fund payment date for any series of Securities, the Company will deliver to the Trustee an Officers’ Certificate specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities of that series pursuant to Section 1302 and will also deliver to the Trustee any Securities to be so delivered. Not less than 30 and not more than 60 days before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 1203 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 1204. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 1206 and 1207.
ARTICLE FOURTEEN
Miscellaneous
SECTION 1401. Submission to Jurisdiction; Appointment of Agent.
     (a) Each of the Company, the Guarantor and the Trustee agrees that any suit, action or proceeding brought by the Company, the Guarantor or the Trustee in connection with or arising out of this Indenture or the Securities of any series (or any Guarantee thereof) or the offer and sale of the Securities (or any Guarantee thereof) shall be brought solely in the United States federal courts located in the Borough of Manhattan or the courts of the State of New York located in the Borough of Manhattan. EACH OF THE COMPANY, THE GUARANTOR AND THE TRUSTEE WAIVES ITS RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO THIS INDENTURE OR THE TRANSACTIONS CONTEMPLATED HEREBY.
     (b) The Company hereby irrevocably accepts and submits to the non-exclusive jurisdiction of each of the aforesaid courts in personam, generally and unconditionally, for itself and in respect of its properties, assets and revenues, with respect to any suit, action or proceeding in connection with or arising out of this Indenture.
     (c) The Company hereby irrevocably designates, appoints and empowers CT Corporation System, with offices at 111 Eighth Avenue, New York, New York 10011, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and its properties, assets and revenues, service for any and all legal process, summons, notices and documents which may be served in any such action, suit or proceeding brought in the courts listed in Section 1401(a) which may be made on such designee, appointee and agent in accordance with legal procedures prescribed for such courts, with respect to any suit, action or proceeding in connection with or arising out of this Indenture or the Securities or the offer and sale of the Securities. If for any reason such designee, appointee and agent hereunder shall cease to be available to act as such, the Company agrees to designate a new designee, appointee and agent in The City of New York on the terms and for the purposes of this Section 1401 satisfactory to the Trustee. The Company further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents out of any of the aforesaid courts in any such action, suit or proceeding by serving a copy thereof upon the agent for service of process referred to in this Section 1401 (whether or not the appointment of such agent shall for any reason prove to be ineffective or such agent shall accept or acknowledge such service) or by mailing copies thereof by registered or certified airmail, postage prepaid, to it at its address specified in or designated pursuant to this Indenture. The Company agrees that the failure of any such designee, appointee and agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. Nothing herein shall in any way be deemed to limit the ability of the Holders of any Securities or the Trustee to serve any such legal process, summons, notices and documents in any other manner permitted by applicable law or to obtain jurisdiction over the undersigned or bring actions, suits or proceedings against the undersigned in such other jurisdictions, and in such other manner, as may be permitted by applicable law. The Company hereby irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Indenture brought in the courts listed in Section 1401(a) and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.
     (d) To the extent that the Company or any of its properties, assets or revenues may have or may hereafter become entitled to, or have attributed to them, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding in connection with or arising out of this Indenture or the Securities or the offer and sale of the Securities, from the giving of any relief in any thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceeding may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Indenture or the Securities, the Company hereby irrevocably and unconditionally waives, and agrees for the benefit of the Trustee and any Holder from time to time of the Securities not to plead or claim, any such immunity, and consent to such relief and enforcement.
     (e) Each of the Company and the Guarantor agrees to indemnify and hold harmless the Trustee and each Holder from time to time of Securities against any loss incurred by the Trustee or such Holder as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than United States dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange at which the Trustee or such Holder is able to purchase United States dollars with the amount of Judgment Currency actually received by the Trustee or such Holder. The foregoing indemnity shall constitute separate and independent obligations of the Company and the Guarantor and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

     This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

PROCTER & GAMBLE INTERNATIONAL FUNDING SCA

By:	its general partner Procter & Gamble
International Finance Funding General
Management Sàrl

/s/ Herwig Meskens Herwig Meskens
Manager

THE PROCTER & GAMBLE COMPANY

By	/s/ Jon R. Moeller Jon R. Moeller
Vice President and Treasurer

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee

By	/s/ Lawrence M. Kusch

Lawrence M. Kusch
Authorized Signatory

EXHIBIT A
REGULATION S CERTIFICATE
(For transfers pursuant to Sections
305(b)(iii), (v) and (vii) of the Indenture)
To:     The Bank of New York Trust Company, N.A., as Trustee
Re:     Procter & Gamble International Funding SCA –                                          (the “Securities”)
          Reference is made to the Indenture, dated as of July 6, 2007 (the “Indenture”), among Procter & Gamble International Funding SCA (the “Company”), The Procter & Gamble Company (the “Guarantor”) and The Bank of New York Trust Company, N.A., as Trustee. Terms used herein and defined in the Indenture or in Regulation S or Rule 144 under the U.S. Securities Act of 1933, as amended (the “Securities Act”) are used herein as so defined.
          This certificate relates to U.S.$                     principal amount of Securities, which are evidenced by the following certificate(s) (the “Specified Securities”):
          CUSIP No(s).
          CERTIFICATE No(s).
The person in whose name this certificate is executed below (the “undersigned”) hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the “Owner”. If the Specified Securities are represented by a Book-Entry Security, they are held through the Depository or an Agent Member in the name of the undersigned, as or on behalf of the Owner. If the Specified Securities are not represented by a Book-Entry Security, they are registered in the name of the undersigned, as or on behalf of the Owner.
          The Owner has requested that the Specified Securities be transferred to a person (the “Transferee”) who will take delivery in the form of a Regulation S Security. In connection with such transfer, the Owner hereby certifies that, unless such transfer is being effected pursuant to an effective registration statement under the Securities Act, it is being effected in accordance with Rule 903 or 904 or Rule 144 under the Securities Act and with all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies as follows:
          1. Rule 903 or 904 Transfers. If the transfer is being effected in accordance with Rule 903 or 904:
     (a) the Owner is not a distributor of the Securities, an affiliate of the Company or the Guarantor or of any such distributor or a person acting on behalf of any of the foregoing;

     (b) the offer of the Specified Securities was not made to a person in the United States;
     (c) either:
     (i) at the time the buy order was originated, the Transferee was outside the United States or the Owner and any person acting on its behalf reasonably believed that the Transferee was outside the United States, or
     (ii) the transaction is being executed in, on or through the facilities of a designated offshore securities market (as defined in Regulation S) and neither the Owner nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States;
     (c) no directed selling efforts have been made in the United States by or on behalf of the Owner or any affiliate thereof;
     (d) if the Owner is a dealer in Securities or has received a selling concession, fee or other remuneration in respect of the Specified Securities, and the transfer is to occur during the Restricted Period, then the requirements of Rule 904(b)(1) have been satisfied; and
     (e) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.
     2. Rule 144 Transfers. If the transfer is being effected pursuant to Rule 144:
     (a) the transfer is occurring after                     , 20___and is being effected in accordance with the applicable amount, manner of sale and notice requirements of Rule 144; or
     (b) the transfer is occurring after                     , 20___and the Owner is not, and during the preceding three months has not been, an affiliate of the Company or the Guarantor.

A-2

          This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Guarantor.

Dated:

(Print the name of the undersigned, as such term is defined in the second paragraph of this certificate)

By:
Name:
Title:

(If the undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the undersigned must be stated)

A-3

EXHIBIT B
RULE 144A CERTIFICATE
(For transfers pursuant to Sections
305(a)(iv), (v), (vi) and (vii) of the Indenture)
To:     The Bank of New York Trust Company, N.A., as Trustee
Re: Procter & Gamble International Funding SCA –                                          (the “Securities”)
          Reference is made to the Indenture, dated as of July 6, 2007 (the “Indenture”), among Procter & Gamble International Funding SCA (the “Company”), The Procter & Gamble Company (the “Guarantor”) and The Bank of New York Trust Company, N.A., as Trustee. Terms used herein and defined in the Indenture or in Regulation S or Rule 144 under the U.S. Securities Act of 1933, as amended (the “Securities Act”) are used herein as so defined.
          This certificate relates to U.S.$                     principal amount of Securities, which are evidenced by the following certificate(s) (the “Specified Securities”):
          CUSIP No(s).
          CERTIFICATE No(s).
The person in whose name this certificate is executed below (the “undersigned”) hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the “Owner”. If the Specified Securities are represented by a Book-Entry Security, they are held through the Depository or an Agent Member in the name of the undersigned, as or on behalf of the Owner. If the Specified Securities are not represented by a Book-Entry Security, they are registered in the name of the Undersigned, as or on behalf of the Owner.
          The Owner has requested that the Specified Securities be transferred to a person (the “Transferee”) who will take delivery in the form of a Rule 144A Security. In connection with such transfer, the Owner hereby certifies that, unless such transfer is being effected pursuant to an effective registration statement under the Securities Act, it is being effected in accordance with Rule 144A or Rule 144 under the Securities Act and with all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies as:
          1. Rule 144A Transfers. If the transfer is being effected in accordance with Rule 144A:
          (a) the Specified Securities are being transferred to a person that the Owner and any person acting on its behalf reasonably believe is a “qualified institutional buyer” within the meaning of Rule 144A, acquiring for its own account or for the account of a qualified institutional buyer; and

          (b) the Owner and any person acting on its behalf have taken reasonable steps to ensure that the Transferee is aware that the Owner is relying on Rule 144A in connection with the transfer; and
          2. Rule 144 Transfers. If the transfer is being effected pursuant to Rule 144:
          (a) the transfer is occurring after                     , 20___and is being effected in accordance with the applicable amount, manner of sale and notice requirements of Rule 144; or
          (b) the transfer is occurring after                     , 20___and the Owner is not, and during the preceding three months has not been, an affiliate of the Company.
          This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Guarantor.

Dated:

(Print the name of the undersigned, as such term is defined in the second paragraph of this certificate)

By:
Name:
Title:

(If the undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the undersigned must be stated)

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